Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation
Altivity Packaging Grupo, S. de R.L. de C.V.	Mexico
Altivity Packaging Servicios, S. de R.L. de C.V.	Mexico
Bond Project Holdings, LLC	Delaware
Field Container Queretaro (USA), L.L.C.	Delaware
Gbox SA de C.V.	Mexico
Golden Equities, LLC	Colorado
Golden Technologies Company, LLC	Colorado
GPI Funding LLC	Delaware
GPI Funding II LLC	Delaware
GPI Holding I, Inc.	Delaware
GPI Holding II, Inc.	Delaware
GPI Holding III, LLC	Delaware
GPI Midwest, LLC	Delaware
GPI Project, LLC	Delaware
GPI Netherlands Finance B.V.	Netherlands
GPI Scotland Finance LP	UK
GPI Scotland Limited	UK
Graphic Packaging Flexible Canada ULC	Canada
Graphic Packaging Flexible Holdings, LLC	Delaware
Graphic Packaging International (Shanghai) Co., Ltd.	China
Graphic Packaging International Australia Converting Limited	Australia
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Bardon Limited	UK
Graphic Packaging International Box Holdings Limited	UK
Graphic Packaging International Bremen GmbH	Germany
Graphic Packaging International Canada Corporation	Canada
Graphic Packaging International Canada, ULC	Canada
Graphic Packaging International Cartons Santander, S.A.	Spain
Graphic Packaging International Distribution Limited	UK
Graphic Packaging International do Brasil - Embalagens Ltda.	Brazil
Graphic Packaging International Enterprises, LLC	Delaware
Graphic Packaging International Europe Carton Design Limited	UK
Graphic Packaging International Europe Cartons B.V.	Netherlands
Graphic Packaging International Europe Finance & Real Estate B.V.	Netherlands
Graphic Packaging International Europe Holdings B.V.	Netherlands
Graphic Packaging International Europe Netherlands B.V.	Netherlands
Graphic Packaging International Europe Netherlands Holdings B.V.	Netherlands
Graphic Packaging International Europe N.V.	Belgium
Graphic Packaging International Europe Spain Holding, S.A.	Spain
Graphic Packaging International Europe UK Holdings Limited	UK
Graphic Packaging International Europe UK Limited	UK
Graphic Packaging International Foodservice Europe Limited	UK
Graphic Packaging International France	France
Graphic Packaging International Gateshead Limited	UK
Graphic Packaging International Holding Company, LLC	Delaware
Graphic Packaging International Holdings Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Ireland Designated Activity Company	Ireland
Graphic Packaging International Japan Ltd.	Japan
Graphic Packaging International Limited	UK
Graphic Packaging International, LLC	Delaware
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International New Albany, LLC	Delaware

Graphic Packaging International New Zealand Limited	New Zealand
Graphic Packaging International Operadora de Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Partners, LLC	Delaware
Graphic Packaging International Philanthropic Fund	Delaware
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Servicios, S. de R.L. de C.V.	Mexico
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging International UK Finance Limited	UK
Graphic Packaging International US Finance LLC	Delaware
Graphic Packaging UK Pension Trustee Company Ltd.	UK
Handschy Holdings, LLC	Delaware
Handschy Industries, LLC	Delaware
New Materials Limited	UK
Print Design & Graphics Limited	UK
PrinTech Systems B.V.	Netherlands
Rengo Riverwood Packaging, Limited	Japan
Riverdale Industries, LLC	Delaware
Riverwood International Pension Trustee Company Ltd.	UK
Shoo 553 Limited	UK
Spur Development, LLC	Delaware